UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2006

CDRV INVESTORS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-124100	56-2445503
(State or other jurisdiction	(Commission	I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA	19380
(Address of principal executive offices)	(Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 6, 2006, CDRV Investors, Inc. (the “Registrant”) transferred substantially all its assets (including all of the common stock of CDRV Holdings, Inc. (“Holdings”) but excluding the common stock of CDRV Investment Holdings Corporation, the direct wholly-owned subsidiary of the Registrant (“Investment Holdings”), owned by the Registrant) to Investment Holdings, and Investment Holdings assumed all obligations of the Registrant under the 9 5/8% Senior Discount Notes due 2015 (the “Senior Discount Notes”) and the indenture, dated as of December 16, 2004 (the “Indenture”), between the Registrant and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Such transfer and assumption were effected pursuant to the Assignment and Assumption Agreement, dated December 6, 2006 (the “Assignment and Assumption Agreement”), between the Registrant and Investment Holdings and the First Supplemental Indenture, dated as of December 6, 2006 (the “First Supplemental Indenture”), among the Registrant, as predecessor company, Investment Holdings, as successor company, and the Trustee, to the Indenture.  As a result of such transfer and assumption, Holdings became the direct, wholly-owned subsidiary of Investment Holdings; Investment Holdings succeeded to, and was substituted for, the Registrant under the Indenture and the Senior Discount Notes; and the Registrant was released and discharged from all debts, obligations and covenants under the Indenture and the Senior Discount Notes.  In connection with such transfer and assumption, Investment Holdings became a party to (i) the Consulting Agreement, dated as of April 7, 2004, among the Registrant, Holdings, VWR International, Inc. (“VWR International”) and Clayton, Dubilier & Rice, Inc. (“CD&R”) pursuant to the First Amendment to Consulting Agreement, dated December 6, 2006 (the “First Amendment to Consulting Agreement”), among the Registrant, Investment Holdings, Holdings, VWR International and CD&R and (ii) the Indemnification Agreement, dated as of April 7, 2004, among the Registrant, Holdings, VWR International, CD&R and Clayton, Dubilier & Rice Fund VI Limited Partnership (“CD&R Fund VI”) pursuant to the First Amendment to Indemnification Agreement, dated December 6, 2006 (the “First Amendment to Indemnification Agreement”), among the Registrant, Investment Holdings, Holdings, VWR International, CD&R and CD&R Fund VI.  CD&R Fund VI, a private equity fund managed by CD&R, beneficially owns approximately 71% of the outstanding common stock of the Registrant.  After the completion of such transfer and assumption and the execution and delivery of the First Supplemental Indenture, Investment Holdings, as issuer, the Registrant, as parent guarantor, and the Trustee entered into the Second Supplemental Indenture, dated as of December 6, 2006 (the “Second Supplemental Indenture”) to the Indenture, whereby the Registrant agreed to guarantee payment of the Senior Discount Notes on an unsecured, senior subordinated basis.

Copies of the Assignment and Assumption Agreement, First Supplemental Indenture, Second Supplemental Indenture, First Amendment to Consulting Agreement and First Amendment to Indemnification Agreement are attached hereto as Exhibits 2.1, 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.03  Material Modifications to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Indenture and the Senior Discount Notes is incorporated by reference into this Item 3.03.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, Joseph L. Rice, III and James W. Rogers resigned from the Board of Directors of the Registrant, and the Board of Directors appointed Charles A. Banks and George K. Jaquette as new members of the Board of Directors.  Mr. Banks will be Chairman of the Board of Directors and will serve on the Executive, the Compensation, and the Nominating and Governance Committees of the Board of Directors.  Mr. Jaquette will serve on the Audit and the Nominating and Governance Committees of the Board of Directors.

Mr. Banks is an operating principal and Mr. Jaquette is a professional employee of CD&R, both are limited partners of CD&R Associates VI Limited Partnership, and Mr. Banks is a stockholder and director of CD&R Investment Associates VI, Inc.  CD&R manages CD&R Fund VI, which owns approximately 71% of the outstanding common stock of the Registrant.  The information relating to CD&R and CD&R Fund VI included under “Item 13. Certain Relationships and Related Transactions” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 is incorporated by reference into this Item 5.02.

On December 7, 2006, the Board of Directors of the Registrant authorized VWR International to adopt a Retention Bonus Plan (the “Bonus Plan”) for certain executive officers and other employees who hold restricted stock unit awards under the Registrant’s stock incentive plan.  The Bonus Plan provides for payment of approximately $1.3 million to be paid to holders of restricted stock units in installments over approximately five years (subject to vesting).  As a result of this Bonus Plan, the Registrant will record a pre-tax compensation charge of approximately $0.3 million during the fourth quarter of 2006 and future expense of $1.0 million over the remaining vesting period.  Certain changes in control or the death or disability of a participant may trigger accelerated payment of the bonuses.

Additionally, the Board of Directors of the Registrant authorized VWR International to make cash payments of approximately $13.6 million to certain holders of vested and unvested stock options (see Item 8.01 of this Current Report on Form 8-K).  Payments to the Registrant’s principal executive officer, principal financial officer and other named executive officers under these two programs are as follows: John Ballbach ($927,293), Jack Wyszomierski ($867,847), Matthew Malenfant ($432,347) and Manuel Brocke-Benz ($353,220).  A copy of the Bonus Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01  Other Events.

The Registrant will use the net proceeds from the sale of $350 million aggregate principal amount of its senior floating rate notes to pay a dividend or distribution to the holders of its common stock. With respect to such dividend or distribution, the Registrant’s stock incentive plan requires that, in the event of any recapitalization or extraordinary dividend, the exercise price or other terms of outstanding stock options must be adjusted to the extent necessary or appropriate to reflect such recapitalization or dividend.  Accordingly, the exercise price of all stock options outstanding under the Registrant’s stock incentive plan will be reduced as a result of such dividend or distribution.  However, in consideration of applicable U.S. federal tax regulations, the Registrant will not be able to sufficiently reduce the exercise price of certain stock options, and, as a result, the Registrant’s indirect, wholly-owned subsidiary, VWR International, will make cash payments of approximately $13.6 million from its available operating funds to certain holders of vested and unvested stock options to ensure that such holders have the same rights and benefits under such options after such dividend or distribution as they had before such dividend or distribution.  Individual payments will equal the difference, if any, between the per share amount of the dividend or distribution and the amount by which the option exercise price will be reduced.  These payments will be made out of available funds and will not be part of any dividend or distribution using net proceeds from the sale of the senior floating rate notes or otherwise.  As a result of these cash payments, the Registrant will record a pre-tax compensation charge of approximately $1.4 million during the fourth quarter of 2006, which represents a portion of the unamortized grant date fair value of the unvested options at the date of payment, and will record approximately $12.2 million as a charge to equity.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Assignment and Assumption Agreement, dated December 6, 2006, between CDRV Investors, Inc. and CDRV Investment Holdings Corporation

4.1

First Supplemental Indenture, dated as of December 6, 2006, among CDRV Investors, Inc., as predecessor company, CDRV Investment Holdings Corporation, as successor company, and Wells Fargo Bank, National Association, as trustee

4.2

Second Supplemental Indenture, dated as of December 6, 2006, among CDRV Investment Holdings Corporation, as issuer, CDRV Investors, Inc., as parent guarantor, and Wells Fargo Bank, National Association, as trustee

10.1

First Amendment to Consulting Agreement, dated December 6, 2006, among CDRV Investors, Inc., CDRV Investment Holdings Corporation, CDRV Holdings, Inc., VWR International, Inc. and Clayton, Dubilier & Rice, Inc.

10.2

First Amendment to Indemnification Agreement, dated December 6, 2006, among CDRV Investors, Inc., CDRV Investment Holdings Corporation, CDRV Holdings, Inc., VWR International, Inc., Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice Fund VI Limited Partnership

10.3	VWR International, Inc. Retention Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDRV Investors, Inc.

Dated: December 12, 2006	By:	/s/ George Van Kula
		Name:	George Van Kula
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Assignment and Assumption Agreement, dated December 6, 2006, between CDRV Investors, Inc. and CDRV Investment Holdings Corporation

4.1

First Supplemental Indenture, dated as of December 6, 2006, among CDRV Investors, Inc., as predecessor company, CDRV Investment Holdings Corporation, as successor company, and Wells Fargo Bank, National Association, as trustee

4.2

Second Supplemental Indenture, dated as of December 6, 2006, among CDRV Investment Holdings Corporation, as issuer, CDRV Investors, Inc., as parent guarantor, and Wells Fargo Bank, National Association, as trustee

10.1

First Amendment to Consulting Agreement, dated December 6, 2006, among CDRV Investors, Inc., CDRV Investment Holdings Corporation, CDRV Holdings, Inc., VWR International, Inc. and Clayton, Dubilier & Rice, Inc.

10.2

First Amendment to Indemnification Agreement, dated December 6, 2006, among CDRV Investors, Inc., CDRV Investment Holdings Corporation, CDRV Holdings, Inc., VWR International, Inc., Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice Fund VI Limited Partnership

10.3	VWR International, Inc. Retention Bonus Plan